Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Marilyn Mora
Cisco	Cisco
1 (408) 853-9848	1 (408) 527-7452
rojenkin@cisco.com	marilmor@cisco.com

CISCO REPORTS FOURTH QUARTER AND FISCAL YEAR 2018 EARNINGS

•	Q4 Results:

•	Revenue: $12.8 billion

•	Increase of 6% year over year

•	Recurring revenue was 32% of total revenue, up 1 point year over year

•	Earnings per Share: GAAP: $0.81; Non-GAAP: $0.70

•	Non-GAAP EPS increased 15% year over year

•	FY 2018 Results:

•	Revenue: $49.3 billion; increase of 3% year over year

•	Earnings per Share: GAAP: $0.02; Non-GAAP: $2.60

•	Non-GAAP EPS increased 9% year over year

•	GAAP results include a $10.4 billion charge related to the enactment of the Tax Cuts and Jobs Acts

•	Q1 FY 2019 Guidance:

•	Revenue: 5% to 7% growth year over year

•	Earnings per Share: GAAP: $0.69 to $0.74; Non-GAAP: $0.70 to $0.72

SAN JOSE, Calif. — August 15, 2018 — Cisco today reported fourth quarter and fiscal year results for the period ended July 28, 2018. Cisco reported fourth quarter revenue of $12.8 billion, net income on a generally accepted accounting principles (GAAP) basis of $3.8 billion or $0.81 per share, and non-GAAP net income of $3.3 billion or $0.70 per share.

“We had a very strong finish to a great year and generated our highest quarterly revenue of $12.8 billion,” said Chuck Robbins, Chairman and CEO of Cisco. “Our results demonstrate a combination of strong customer adoption of our latest innovations, the ongoing value customers see in our software and subscription offerings, and excellent execution across our customer segments and geographies. Our strategy is working and we believe that are well-positioned to capture growth across our portfolio with our pipeline of innovation.”

Q4 GAAP Results

	Q4 FY 2018	Q4 FY 2017	Vs. Q4 FY 2017
Revenue	$12.8 billion	$12.1 billion	6%
Net Income	$3.8 billion	$2.4 billion	57%
Diluted Earnings per Share (EPS)	$0.81	$0.48	69%

Q4 GAAP results include an $863 million benefit related to the Tax Cuts and Jobs Act. Non-GAAP results exclude this benefit.

Q4 Non-GAAP Results

	Q4 FY 2018	Q4 FY 2017	Vs. Q4 FY 2017
Net Income	$3.3 billion	$3.1 billion	8%
EPS	$0.70	$0.61	15%

Fiscal Year GAAP Results

	FY 2018	FY 2017	Vs. FY 2017
Revenue	$49.3 billion	$48.0 billion	3%
Net Income	$0.1 billion	$9.6 billion	(99)%
EPS	$0.02	$1.90	(99)%

Fiscal year GAAP results include a $10.4 billion charge related to the enactment of the Tax Cuts and Jobs Act comprised of $8.1 billion for the U.S. transition tax, $1.2 billion for foreign withholding tax and $1.1 billion for the re-measurement of net deferred tax assets.

Fiscal Year Non-GAAP Results

	FY 2018	FY 2017	Vs. FY 2017
Net Income	$12.7 billion	$12.1 billion	5%
EPS	$2.60	$2.39	9%

Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

“Q4 was another quarter of broad-based strength across our portfolio reflecting our strong execution and momentum. We delivered record quarterly revenue, up 6%, and non-GAAP EPS, up 15%,” said Kelly Kramer, CFO of Cisco. “We are seeing solid demand for our products and solutions while continuing to make progress in transforming our business model and driving long-term shareholder value.”

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

Q4 FY 2018 Highlights

Revenue — Total revenue was $12.8 billion, up 6%, with product revenue up 7% and service revenue up 3%. Recurring revenue as a percentage of total revenue was 32%, up 1 point year over year. Revenue by geographic segment was: Americas up 5%, EMEA up 8%, and APJC up 6%. Product revenue performance was generally broad based with growth in Security, up 12%, Applications, up 10%, and Infrastructure Platforms, up 7%.

Gross Margin — On a GAAP basis, total gross margin, product gross margin, and service gross margin were 61.7%, 60.2%, and 66.0%, respectively, as compared with 62.2%, 60.3%, and 67.8%, respectively, in the fourth quarter of 2017.

On a non-GAAP basis, total gross margin, product gross margin, and service gross margin were 62.9%, 61.5%, and 67.1%, respectively, as compared with 63.7%, 61.9%, and 68.8%, respectively, in the fourth quarter of 2017.

Total gross margins by geographic segment were: 64.1% for the Americas, 63.7% for EMEA and 57.7% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $4.6 billion, up 1%. Non-GAAP operating expenses were $4.1 billion, up 5%, and were 32.0% of revenue.

Operating Income — GAAP operating income was $3.3 billion, up 10%, with GAAP operating margin of 26.1%. Non-GAAP operating income was $4.0 billion, up 4%, with non-GAAP operating margin at 30.9%.

Provision for (benefit from) Income Taxes — The GAAP tax provision rate was (5.9)%, which includes an $863 million benefit related to the Tax Cuts and Jobs Act. The non-GAAP tax provision rate was 21.2%.

Net Income and EPS — On a GAAP basis, net income was $3.8 billion and EPS was $0.81. On a non-GAAP basis, net income was $3.3 billion, an increase of 8%, and EPS was $0.70, an increase of 15%.

Cash Flow from Operating Activities — $4.1 billion for the fourth quarter of fiscal 2018, an increase of 2% compared with $4.0 billion for the fourth quarter of fiscal 2017.

FY 2018 Highlights

Revenue — Total revenue was $49.3 billion, an increase of 3%.

Net Income and EPS — On a GAAP basis, net income was $0.1 billion and EPS was $0.02. GAAP net income includes a $10.4 billion charge related to the enactment of the Tax Cuts and Jobs Act comprised of $8.1 billion for the U.S. transition tax, $1.2 billion for foreign withholding tax and $1.1 billion for the re-measurement of net deferred tax assets.

On a non-GAAP basis, net income was $12.7 billion, up 5% compared to fiscal 2017, and EPS was $2.60, an increase of 9%.

Cash Flow from Operating Activities — $13.7 billion for fiscal 2018, compared with $13.9 billion for fiscal 2017, a decrease of 2%. Operating cash flow for fiscal 2018 includes the payments of $1.4 billion of one-time foreign taxes as related to the Tax Cuts and Jobs Act. Operating cash flow increased 8%, normalized for these tax payments.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — $46.5 billion at the end of the fourth quarter of fiscal 2018, compared with $54.4 billion at the end of the third quarter of fiscal 2018, and compared with $70.5 billion at the end of fiscal 2017. The total cash and cash equivalents and investments available in the United States at the end of the fourth quarter of fiscal 2018 were $40.4 billion.

Deferred Revenue — $19.7 billion, up 6% in total, with deferred product revenue up 15%, driven largely by subscription-based and software offers, and deferred service revenue was up 1%. The portion of deferred product revenue related to recurring software and subscription offers increased 23%.

Product Backlog — $6.6 billion at the end of fiscal 2018, an increase of 38% compared with the balance at the end of fiscal 2017.

Capital Allocation — For the fourth quarter of fiscal 2018, Cisco returned $7.5 billion to shareholders through share buybacks and dividends. Cisco declared and paid a cash dividend of $0.33 per common share, or $1.5 billion. Cisco repurchased approximately 138 million shares of common stock under its stock repurchase program at an average price of $43.58 per share for an aggregate purchase price of $6.0 billion.

For the full fiscal year, Cisco returned $23.6 billion to shareholders through share buybacks and dividends. Cisco declared and paid cash dividends of $1.24 per common share, or $6.0 billion. Cisco repurchased approximately 432 million shares of common stock under its stock repurchase program at an average price of $40.88 per share for an aggregate purchase price of $17.7 billion. The remaining authorized amount for stock repurchases under the program is approximately $19.0 billion with no termination date.

Acquisitions and Divestitures

In the fourth quarter of fiscal 2018, we closed the acquisition of Accompany, a privately held company that provides an AI-driven relationship intelligence platform. We also announced our intent to acquire July Systems, Inc., a privately held company that provides enterprise-grade location platform through cloud-based subscription offerings. This acquisition closed in the first quarter of fiscal 2019. In the fourth quarter of fiscal 2018, we announced an agreement to sell our Service Provider Video Software Solutions (SPVSS) business. We expect this transaction to close in the first half of fiscal 2019 subject to customary closing conditions and regulatory approvals.

On August 2, 2018, we announced our intent to acquire Duo Security, a privately held company that provides unified access security and multi-factor authentication delivered through the cloud. The acquisition is expected to close in the first quarter of fiscal 2019, subject to customary closing conditions and regulatory approvals.

Guidance for Q1 FY 2019

Cisco expects to achieve the following results for the first quarter of fiscal 2019:

Q1 FY 2019
Revenue	5% to 7% growth Y/Y
Non-GAAP gross margin rate	63% - 64%
Non-GAAP operating margin rate	30% - 31%
Non-GAAP tax provision rate	19%
Non-GAAP EPS	$0.70 - $0.72

The guidance includes our SPVSS business that we recently agreed to sell and excludes the Duo Security acquisition since both transactions have not closed. We expect the SPVSS transaction to close in the first half of fiscal 2019 subject to customary closing conditions and regulatory approvals.

At the beginning of fiscal 2019, Cisco adopted the Financial Accounting Standards Board new standard on revenue recognition (ASC 606) using the modified retrospective method. The revenue guidance in the preceding table includes the impact of ASC 606 which we estimate to be a benefit of about 1% year over year.

Cisco estimates that GAAP EPS will be $0.69 to $0.74 in the first quarter of fiscal 2019.

A reconciliation between the Guidance for Q1 FY 2019 on a GAAP and non-GAAP basis is provided in the table entitled “GAAP to non-GAAP Guidance for Q1 FY 2019” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•

Q4 fiscal year 2018 conference call to discuss Cisco’s results along with its guidance will be held on Wednesday, August 15, 2018 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•

Conference call replay will be available from 4:00 p.m. Pacific Time, August 15, 2018 to 4:00 p.m. Pacific Time, August 22, 2018 at 1-866-417-5767 (United States) or 1-203-369-0735 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, August 15, 2018. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	July 28, 2018	July 29, 2017	July 28, 2018	July 29, 2017
REVENUE:
Product	$9,642	$9,027	$36,709	$35,705
Service	3,202	3,106	12,621	12,300

Total revenue	12,844	12,133	49,330	48,005

COST OF SALES:
Product	3,833	3,586	14,427	13,699
Service	1,089	1,001	4,297	4,082

Total cost of sales	4,922	4,587	18,724	17,781

GROSS MARGIN	7,922	7,546	30,606	30,224
OPERATING EXPENSES:
Research and development	1,626	1,499	6,332	6,059
Sales and marketing	2,348	2,318	9,242	9,184
General and administrative	543	495	2,144	1,993
Amortization of purchased intangible assets	33	58	221	259
Restructuring and other charges	26	142	358	756

Total operating expenses	4,576	4,512	18,297	18,251

OPERATING INCOME	3,346	3,034	12,309	11,973
Interest income	353	360	1,508	1,338
Interest expense	(224)	(222)	(943)	(861)
Other income (loss), net	117	8	165	(163)

Interest and other income (loss), net	246	146	730	314

INCOME BEFORE PROVISION FOR (BENEFIT FROM) INCOME TAXES	3,592	3,180	13,039	12,287
Provision for (benefit from) income taxes (1)	(211)	756	12,929	2,678

NET INCOME	$3,803	$2,424	$110	$9,609

Net income per share:
Basic	$0.81	$0.49	$0.02	$1.92

Diluted	$0.81	$0.48	$0.02	$1.90

Shares used in per-share calculation:
Basic	4,672	4,993	4,837	5,010

Diluted	4,722	5,027	4,881	5,049

Cash dividends declared per common share	$0.33	$0.29	$1.24	$1.10

(1)

For the three months ended July 28, 2018, the provision for (benefit from) income taxes includes an $863 million benefit as related to the Tax Cuts and Jobs Act. For fiscal year ended 2018, the provision for income taxes includes a $10.4 billion charge as related to the enactment of the Tax Cuts and Jobs Act.

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	July 28, 2018
	Three Months Ended		Fiscal Year Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Americas	$7,555	5%	$29,070	3%
EMEA	3,174	8%	12,425	4%
APJC	2,116	6%	7,834	2%

Total	$12,844	6%	$49,330	3%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

	July 28, 2018
	Three Months Ended	Fiscal Year Ended
Gross Margin Percentage:
Americas	64.1%	64.6%
EMEA	63.7%	63.9%
APJC	57.7%	60.3%

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	July 28, 2018
	Three Months Ended		Fiscal Year Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Infrastructure Platforms	$7,443	7%	$28,270	2%
Applications	1,339	10%	5,035	10%
Security	627	12%	2,353	9%
Other Products	232	(18)%	1,050	(13)%

Total Product	9,642	7%	36,709	3%
Services	3,202	3%	12,621	3%

Total	$12,844	6%	$49,330	3%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 28, 2018	July 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$8,934	$11,708
Investments	37,614	58,784
Accounts receivable, net of allowance for doubtful accounts of $129 at July 28, 2018 and $211 at July 29, 2017	5,554	5,146
Inventories	1,846	1,616
Financing receivables, net	4,949	4,856
Other current assets	2,940	1,593

Total current assets	61,837	83,703
Property and equipment, net	3,006	3,322
Financing receivables, net	4,882	4,738
Goodwill	31,706	29,766
Purchased intangible assets, net	2,552	2,539
Deferred tax assets	3,219	4,239
Other assets	1,582	1,511

TOTAL ASSETS	$108,784	$129,818

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$5,238	$7,992
Accounts payable	1,904	1,385
Income taxes payable	1,004	98
Accrued compensation	2,986	2,895
Deferred revenue	11,490	10,821
Other current liabilities	4,413	4,392

Total current liabilities	27,035	27,583
Long-term debt	20,331	25,725
Income taxes payable	8,585	1,250
Deferred revenue	8,195	7,673
Other long-term liabilities	1,434	1,450

Total liabilities	65,580	63,681
Total equity	43,204	66,137

TOTAL LIABILITIES AND EQUITY	$108,784	$129,818

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Fiscal Year Ended
	July 28, 2018	July 29, 2017
Cash flows from operating activities:
Net income	$110	$9,609
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	2,192	2,286
Share-based compensation expense	1,576	1,526
Provision for receivables	(134)	(8)
Deferred income taxes	900	(124)
Excess tax benefits from share-based compensation	—	(153)
(Gains) losses on divestitures, investments and other, net	(322)	154
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(269)	756
Inventories	(244)	(394)
Financing receivables	(219)	(1,038)
Other assets	66	15
Accounts payable	504	311
Income taxes, net	8,118	60
Accrued compensation	100	(110)
Deferred revenue	1,205	1,683
Other liabilities	83	(697)

Net cash provided by operating activities	13,666	13,876

Cash flows from investing activities:
Purchases of investments	(14,285)	(42,702)
Proceeds from sales of investments	17,706	28,827
Proceeds from maturities of investments	15,769	12,143
Acquisition of businesses, net of cash and cash equivalents acquired	(3,006)	(3,324)
Proceeds from business divestitures	27	—
Purchases of investments in privately held companies	(267)	(222)
Return of investments in privately held companies	168	203
Acquisition of property and equipment	(834)	(964)
Proceeds from sales of property and equipment	59	7
Other	(13)	39

Net cash provided by (used in) investing activities	15,324	(5,993)

Cash flows from financing activities:
Issuances of common stock	623	708
Repurchases of common stock—repurchase program	(17,547)	(3,685)
Shares repurchased for tax withholdings on vesting of restricted stock units	(703)	(619)
Short-term borrowings, original maturities of 90 days or less, net	(2,502)	2,497
Issuances of debt	6,877	6,980
Repayments of debt	(12,375)	(4,151)
Excess tax benefits from share-based compensation	—	153
Dividends paid	(5,968)	(5,511)
Other	(169)	(178)

Net cash used in financing activities	(31,764)	(3,806)

Net (decrease) increase in cash and cash equivalents	(2,774)	4,077
Cash and cash equivalents, beginning of fiscal year	11,708	7,631

Cash and cash equivalents, end of fiscal year	$8,934	$11,708

Supplemental cash flow information:
Cash paid for interest	$910	$897
Cash paid for income taxes, net	$3,911	$2,742

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	July 28, 2018	April 28, 2018	July 29, 2017
Deferred revenue:
Service	$11,431	$10,960	$11,302
Product:
Deferred revenue related to recurring software and subscription offers	6,120	5,635	4,971
Other product deferred revenue	2,134	2,358	2,221

Total product deferred revenue	8,254	7,993	7,192

Total	$19,685	$18,953	$18,494

Reported as:
Current	$11,490	$11,301	$10,821
Noncurrent	8,195	7,652	7,673

Total	$19,685	$18,953	$18,494

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2018
July 28, 2018	$0.33	$1,535	138	$43.58	$6,015	$7,550
April 28, 2018	$0.33	$1,572	140	$42.83	$6,015	$7,587
January 27, 2018	$0.29	$1,425	103	$39.07	$4,011	$5,436
October 28, 2017	$0.29	$1,436	51	$31.80	$1,620	$3,056
Fiscal 2017
July 29, 2017	$0.29	$1,448	38	$31.61	$1,201	$2,649
April 29, 2017	$0.29	$1,451	15	$33.71	$503	$1,954
January 28, 2017	$0.26	$1,304	33	$30.33	$1,001	$2,305
October 29, 2016	$0.26	$1,308	32	$31.12	$1,001	$2,309

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended		Fiscal Year Ended
	July 28, 2018	July 29, 2017	July 28, 2018	July 29, 2017
GAAP net income	$3,803	$2,424	$110	$9,609
Adjustments to cost of sales:
Share-based compensation expense	59	56	227	219
Amortization of acquisition-related intangible assets	134	140	578	483
Supplier component remediation charge (adjustment), net	(36)	(18)	(77)	(47)
Acquisition-related/divestiture costs	3	—	7	1
Legal and indemnification settlements	—	—	122	—

Total adjustments to GAAP cost of sales	160	178	857	656

Adjustments to operating expenses:
Share-based compensation expense	329	344	1,339	1,307
Amortization of acquisition-related intangible assets	33	58	221	259
Acquisition-related/divestiture costs	79	62	274	219
Significant asset impairments and restructurings	26	142	358	756

Total adjustments to GAAP operating expenses	467	606	2,192	2,541

Total adjustments to GAAP income before provision for income taxes	627	784	3,049	3,197

Income tax effect of non-GAAP adjustments	(253)	(235)	(866)	(847)
Significant tax matters (1)	(851)	108	10,410	108

Total adjustments to GAAP provision for income taxes	(1,104)	(127)	9,544	(739)

Non-GAAP net income	$3,326	$3,081	$12,703	$12,067

Diluted net income per share:
GAAP	$0.81	$0.48	$0.02	$1.90

Non-GAAP	$0.70	$0.61	$2.60	$2.39

(1)

In the fourth quarter of fiscal 2018, Cisco recorded adjustments to the provisional amounts related to the U.S. transition tax on accumulated earnings of foreign subsidiaries and re-measurement of net deferred tax assets. These adjustments include an $863 million benefit to the U.S. transition tax provisional amount related to the U.S. taxation of deemed foreign dividends after the date of enactment in the transition fiscal year.

For fiscal year 2018, Cisco recorded charges relating to significant tax matters that were excluded from non-GAAP net income. $10.4 billion of these charges were provisional amounts related to the enactment of the Tax Cuts and Jobs Act comprised of $8.1 billion related to the U.S. transition tax, $1.2 billion related to foreign withholding tax and $1.1 billion related to the re-measurement of net deferred tax assets. The amounts are provisional based on Securities and Exchange Commission Staff Accounting Bulletin No. 118.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, AND NET INCOME

(In millions, except percentages)

	Three Months Ended
	July 28, 2018
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Net Income	Y/Y
GAAP amount	$5,809	$2,113	$7,922	$4,576	1%	$3,346	10%	$3,803	57%
% of revenue	60.2%	66.0%	61.7%	35.6%		26.1%		29.6%
Adjustments to GAAP amounts:
Share-based compensation expense	24	35	59	329		388		388
Amortization of acquisition-related intangible assets	134	—	134	33		167		167
Supplier component remediation charge (adjustment), net	(36)	—	(36)	—		(36)		(36)
Acquisition/divestiture-related costs	2	1	3	79		82		82
Significant asset impairments and restructurings	—	—	—	26		26		26
Income tax effect/significant tax matters (1)	—	—	—	—		—		(1,104)

Non-GAAP amount	$5,933	$2,149	$8,082	$4,109	5%	$3,973	4%	$3,326	8%

% of revenue	61.5%	67.1%	62.9%	32.0%		30.9%		25.9%

(1) Includes an $863 million benefit as related to the Tax Cuts and Jobs Act.

	Three Months Ended
	July 29, 2017
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Net Income	Y/Y
GAAP amount	$5,441	$2,105	$7,546	$4,512	(3)%	$3,034	(8)%	$2,424	(14)%
% of revenue	60.3%	67.8%	62.2%	37.2%		25.0%		20.0%
Adjustments to GAAP amounts:
Share-based compensation expense	23	33	56	344		400		400
Amortization of acquisition-related intangible assets	140	—	140	58		198		198
Supplier component remediation charge (adjustment), net	(18)	—	(18)	—		(18)		(18)
Acquisition/divestiture-related costs	—	—	—	62		62		62
Significant asset impairments and restructurings	—	—	—	142		142		142
Income tax effect/significant tax matters	—	—	—	—		—		(127)

Non-GAAP amount	$5,586	$2,138	$7,724	$3,906	(7)%	$3,818	(4)%	$3,081	(3)%

% of revenue	61.9%	68.8%	63.7%	32.2%		31.5%		25.4%

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, AND NET INCOME

(In millions, except percentages)

	Fiscal Year Ended
	July 28, 2018
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Net Income	Y/Y
GAAP amount	$22,282	$8,324	$30,606	$18,297	—%	$12,309	3%	$110	(99)%
% of revenue	60.7%	66.0%	62.0%	37.1%		25.0%		0.2%
Adjustments to GAAP amounts:
Share-based compensation expense	94	133	227	1,339		1,566		1,566
Amortization of acquisition-related intangible assets	578	—	578	221		799		799
Supplier component remediation charge (adjustment), net	(77)	—	(77)	—		(77)		(77)
Legal and indemnification settlements	122	—	122	—		122		122
Acquisition/divestiture-related costs	3	4	7	274		281		281
Significant asset impairments and restructurings	—	—	—	358		358		358
Income tax effect/significant tax matters (1)	—	—	—	—		—		9,544 (1)

Non-GAAP amount	$23,002	$8,461	$31,463	$16,105	3%	$15,358	1%	$12,703	5%

% of revenue	62.7%	67.0%	63.8%	32.6%		31.1%		25.8%

(1) Includes a $10.4 billion charge as related to the enactment of the Tax Cuts and Jobs Act.
	Fiscal Year Ended
	July 29, 2017
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Net Income	Y/Y
GAAP amount	$22,006	$8,218	$30,224	$18,251	—%	$11,973	(5)%	$9,609	(11)%
% of revenue	61.6%	66.8%	63.0%	38.0%		24.9%		20.0%
Adjustments to GAAP amounts:
Share-based compensation expense	85	134	219	1,307		1,526		1,526
Amortization of acquisition-related intangible assets	483	—	483	259		742		742
Supplier component remediation charge (adjustment), net	(47)	—	(47)	—		(47)		(47)
Acquisition/divestiture-related costs	—	1	1	219		220		220
Significant asset impairments and restructurings	—	—	—	756		756		756
Income tax effect/significant tax matters	—	—	—	—		—		(739)

Non-GAAP amount	$22,527	$8,353	$30,880	$15,710	(4)%	$15,170	—%	$12,067	—%

% of revenue	63.1%	67.9%	64.3%	32.7%		31.6%		25.1%

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended		Fiscal Year Ended
	July 28, 2018	July 29, 2017	July 28, 2018	July 29, 2017
GAAP effective tax rate (1)	(5.9)%	23.8%	99.2%	21.8%
Total adjustments to GAAP provision for income taxes	27.1%	(1.5)%	(78.2)%	0.3%

Non-GAAP effective tax rate	21.2%	22.3%	21.0%	22.1%

(1)

The three months ended July 28, 2018 includes an $863 million benefit as related to the Tax Cuts and Jobs Act. The fiscal year ended July 28, 2018 includes a $10.4 billion charge as related to the enactment of the Tax Cuts and Jobs Act.

GAAP TO NON-GAAP GUIDANCE FOR Q1 FY 2019

Q1 FY 2019	Gross Margin Rate	Operating Margin Rate	Tax Provision Rate	Earnings per Share (4)
GAAP	61.5% - 62.5%	27.5% - 28.5%	9%	$0.69 - $0.74
Estimated adjustments for:
Share-based compensation expense	0.5%	3.0%		$0.04 - $0.05
Amortization of purchased intangible assets and other acquisition-related/divestiture costs	1.0%	2.0%		$0.04 - $0.05
Restructuring and other charges (1)	—	0.5%		$0.01
Legal settlements (2)	—	(3.0)%		($0.07)
Significant tax matters (3)				($0.03) - ($0.04)
Income tax effect of non-GAAP adjustments			10%

Non-GAAP	63% - 64%	30% - 31%	19%	$0.70 - $0.72

(1)

In the third quarter of fiscal 2018, we initiated a restructuring plan in order to realign the organization and enable further investment in key priority areas. The total pretax cash charges to the GAAP financial results is estimated to be approximately $300 million consisting of severance and other one-time benefits, and other associated costs. During fiscal 2018, we have recognized pretax charges of approximately $108 million to our GAAP financial results in relation to this restructuring plan. We expect to recognize up to $70 million of these charges in the first quarter of fiscal 2019 with the remaining amount to be recognized during the rest of the fiscal year.

(2)

In the first quarter of fiscal 2019, we entered into a binding term sheet with Arista Networks, settling most of the outstanding litigation between the companies, which will result in a payment to Cisco of $400 million. We will recognize this benefit in our GAAP financial results in the first quarter of fiscal 2019. The remaining litigation will not have a financial impact on Cisco.

(3)	We will recognize net indirect benefits to our GAAP provision for income taxes related to intercompany adjustments upon adoption of ASC 606.

(4)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.

The guidance includes our SPVSS business that we recently agreed to sell and excludes the Duo Security acquisition since both transactions have not closed. We expect the SPVSS transaction to close in the first half of fiscal 2019 subject to customary closing conditions and regulatory approvals.

At the beginning of fiscal 2019, we adopted the Financial Accounting Standards Board new standard on revenue recognition (ASC 606) using the modified retrospective method. The revenue guidance in the preceding table includes the impact of ASC 606 which we estimate to be a benefit of about 1% year over year.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, asset impairments, restructurings and significant tax matters or other events, which may or may not be significant unless specifically stated.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as execution on our strategy, the ability to grow across our portfolio with our pipeline of innovation, continued customer adoption of our innovations and continued solid demand for our products and solutions, continued progress in transforming our business model and the ongoing value customers see in our software and subscription offerings, execution across our customer segments and geographies, continued broad-based strength across our portfolio, continued strong execution and momentum, and our ability to deliver profitable growth and drive long-term shareholder value) and the future financial performance of Cisco (including the guidance for Q1 FY 2019) that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, key growth areas, and in certain geographical locations, as well as maintaining leadership in routing, switching and services; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; our ability to achieve the benefits of the announced restructuring and possible changes in the size and timing of the related charges; man-made problems such as cyber-attacks, data protection breaches, computer viruses or terrorism; natural catastrophic events; a pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on May 22, 2018 and September 7, 2017, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco’s results of operations for the three months and the year ended July 28, 2018 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, significant gains and losses on investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

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